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                                                             EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT


     This Agreement is made as of December 18, 1996 by and between Famous Dave's of America, Inc., a Minnesota corporation (the "Company"), and Stan Herman (the "Executive").


                              W I T N E S S E T H

     WHEREAS, the Company desires to employ Executive in accordance with the terms and conditions stated in this Agreement; and

     WHEREAS, Executive desires to accept that employment pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

I.    Employment

     1.1 Employment as Executive Vice President of Strategic Planning and Marketing. The Company hereby employs Executive as Executive Vice President of Strategic Planning and Marketing and Executive accepts such employment pursuant to the terms of this Agreement. Executive shall report to and take direction from the Chief Executive Officer and the Board of Directors. The Executive will perform those duties which are usual and customary for a executive vice president of strategic planning and marketing of a restaurant enterprise. Executive shall be employed at the Company's corporate offices. He shall perform his duties in a manner reasonably expected of a executive vice president of strategic planning and marketing of a restaurant company.

     1.2 Term. Employment shall be for a term commencing January 2, 1997 and continuing until the earlier of (i) January 2, 2000 or (ii) the date Executive's employment terminates pursuant to Article III hereof.

II.  Compensation, Benefits and Perquisites

     2.1 Base Salary. During the term and effectiveness of this Agreement, the Company shall pay Executive an annualized base salary ("Base Salary") at the annual rate of $125,000.00. The Base Salary shall be payable in equal installments in the time and manner that other employees of the Company are compensated. The Board of Directors of the Company will review the Base Salary at least annually, and may, in its sole discretion increase it to reflect performance, appropriate industry guideline data or other factors.


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     2.2 Bonus.  Executive will receive a bonus in the amount of $25,000 upon the completion of a long-term strategic business plan which has been approved by the Company's Board of Directors. The Company also agrees to consider an annual bonus equal to twenty-five percent of the Executive's Base Salary, which will be based on Executive's performance to be determined at the end of each year of service, at the discretion of the Company's Board of Directors.

     2.3 Vacations. Executive shall be entitled to three weeks paid vacation, or such greater amount of time as determined by the Company's Chief Executive Officer.

     2.4 Employee Benefits. Executive shall be entitled to the usual and customary benefits and perquisites which the Company generally provides to its other executives under its applicable plans and policies (including, without limitation, group health, group dental and group life coverage).

     2.5 Option Grant. Concurrently with this Agreement, the Company agrees to grant stock options covering 80,000 shares of the Company's common stock, vesting over four years, at an exercise price equal to the fair market value of such shares. Assuming Executive is then employed by the Company, the Company agrees to grant Executive on each of the first and second anniversaries hereof an additional option to purchase 20,000 shares of Common Stock vesting over four years with an exercise price equal to the closing sales price on such date for each share on the NASDAQ system (or other exchange, if applicable).

III. Termination of Executive's Employment

     3.1 Termination of Employment. Executive's employment under this Agreement may be terminated by the Company or Executive at any time for any reason; provided, however, that if Executive's employment is terminated by the Company during the term of this Agreement for a reason or disability other than for cause as defined in Section 3.2 below he shall continue to receive his Base Salary under Section 2.1 for a period of six months from the date of termination. The Executive's employment under this Agreement may be terminated by Executive at any time for any reason. The termination shall be effective as of the date specified by the party initiating the termination in a written notice delivered to the other party, which date shall not be earlier than the date such notice is delivered to the other party. This Agreement shall terminate in its entirety immediately upon the death of Executive. Except as expressly provided to the contrary in this section or applicable law, Executive's rights to pay and benefits shall cease on the date his employment under this Agreement terminates.

     3.2 Cause. For purposes of this Article III, "cause" shall mean only the following: (i) commission of a felony; (ii) theft or embezzlement of Company property or commission of similar acts involving moral turpitude; or (iii) the failure by Executive to substantially perform his material duties under this Agreement (excluding nonperformance resulting from Executive's disability) which willful failure is not cured within thirty (30) days after written notice from the Chief Executive Officer of the Company specifying the act of willful nonperformance or within



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such longer period (but no longer than ninety (90) days in any event) as is reasonably required to cure such willful nonperformance.

     3.3 Disability. If Executive has become disabled such that he cannot perform the essential functions of his job with or without reasonable accommodation, and the disability has continued for a period of more than ninety (90) days, the Chief Executive Officer of the Company may, in its discretion, terminate his employment under this Agreement. Upon any such termination for disability, Executive shall be entitled to such disability, medical, life insurance, and other benefits as may be provided generally for disabled employees of the Company during the period he remains disabled.

     3.4 Notice. Executive must provide the Company with at least 30 days written notice if Executive desires to terminate his employment under this Agreement.

IV. Confidentiality

     4.1 Prohibitions Against Use. Executive acknowledges and agrees that during the term of this Agreement he may have access to various trade secrets and confidential business information ("Confidential Information") of the Company. Executive agrees that it shall use such Confidential Information solely in connection with his obligations under this Agreement and shall maintain in strictest confidence and shall not disclose any such Confidential Information, directly or indirectly or use such information in any other way during the term of this Agreement or for a period of one (1) year after the termination of this Agreement. Executive further agrees to take all reasonable steps necessary to preserve and protect the Confidential Information. The provisions of this Section shall not apply to information which (i) was in possession of Executive prior to receipt from the Company, or (ii) is or becomes generally available to the public other than as a result of a disclosure by the Company, its directors, officers, employees, agents or advisors, or (iii) becomes available to Executive from a third party having the right to make such disclosure.

     4.2 Remedies. Executive acknowledges that the Company's remedy at law for any breach or threatened breach by Executive of Section 4.1 will be inadequate. Therefore, the Company shall be entitled to injunctive and other equitable relief restraining Executive from violating those requirements, in addition to any other remedies that may be available to the Company under this Agreement or applicable law.

V. Non-Competition

     5.1 Agreement Not to Compete. Executive agrees that, on or before the date which is two (2) years after the date Executive's employment under this Agreement terminates, he will not, unless he receives the prior approval of the Board of Directors of the Company, directly or indirectly engage in any of the following actions:


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           (a) Own an interest in (except as provided below), manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any entity whose primary business is the retail sale of barbeque food. However, nothing in this subsection
      (a) shall preclude Executive from holding less than one percent of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quote on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market.

           (b) Intentionally solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company, any person who is employed by or otherwise engaged to perform services for the Company (including, but not limited to, any independent sales representatives or organizations), whether for Executive's own account or for the account of any other individual, partnership, firm, corporation or other business organization.

If the scope of the restrictions in this section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Executive hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.

VI.  Miscellaneous

     6.1 Amendment. This Agreement may be amended only in writing, signed by both parties.

     6.2 Entire Agreement. This Agreement contains the entire understanding of the parties with regard to all matters contained herein. There are no other agreements, conditions or representations, oral or written, expressed or implied, with regard thereto. This Agreement supersedes all prior agreements relating to the employment of Executive by the Company.

     6.3 Assignment. This Agreement shall be binding upon, and shall inure to the benefit of parties and their respective successors, assigns, heirs and personal representatives and any entity with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets.


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     6.4 Notices.  Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

                  If to the Company, to:

                         Famous Dave's of America, Inc.
                         12700 Industrial Park Boulevard
                         Suite 60
                         Plymouth, MN 55441
                         Attention: President

                  If to Executive, to:

                         Stan Herman

                         _____________________________

                         _____________________________




or to such other addresses as either party may designate in writing to the other party from time to time.

     6.6 Waiver of Breach. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

     6.7 Severability. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

     6.8 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota, without giving effect to conflict of law principles.

     6.9 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement or the breach of any exhibits attached to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and a judgment upon the award rendered by the arbitrator(s) may be entered


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in any court having jurisdiction.  The arbitration award shall be subject to review only in the manner provided in the Uniform Arbitration Act as adopted in Chapter 572, Minnesota Statutes, as the Act is amended at the time of submission of the issue to arbitration. The arbitrator(s) shall have the authority to award the prevailing party its costs and reasonable attorney's fees which shall be paid by the non-prevailing party. In the event the parties hereto agree that it is necessary to litigate any dispute hereunder in a court, the non-prevailing party shall pay the prevailing party its costs and reasonable attorney's fees. Notwithstanding anything in this Section 6.9 to the contrary, Executive shall be entitled to seek specific performance of Executive's rights to be paid until the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement or exhibits attached to this Agreement. Further, the Company shall be entitled to seek an injunction or restraining order in a court of competent jurisdiction to enforce the provision of Article IV and Article V.


     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                         FAMOUS DAVE'S OF AMERICA, INC.


                                         By   /s/ David W. Anderson
                                              ------------------------
                                              Its Chief Executive Officer


                                              /s/ Stan Herman
                                              ------------------------
                                              STAN HERMAN


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                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement is made as of January 23, 1997 by and between FAMOUS DAVE'S OF AMERICA, INC., a Minnesota corporation (the "Company"), and STAN HERMAN (the "Executive").

                              W I T N E S S E T H

     WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of December 18, 1996 (the "Employment Agreement"); and

     WHEREAS, the Company and Executive desire to amend the Employment Agreement in view of the hiring of a new President and Chief Operating Officer of the Company;

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree to amend the Employment Agreement as follows:

     Section 1.1 of the Employment Agreement shall be amended to read in its entirety as follows:

         1.1 Employment as Executive Vice President of Strategic Planning and Marketing. The Company hereby employs Executive as Executive Vice President of Strategic Planning and Marketing and Executive accepts such employment pursuant to the terms of this Agreement. Executive shall report to and take direction from the President and Chief Operating Officer. The Executive will perform those duties which are usual and customary for a executive vice president of strategic planning and marketing of a restaurant enterprise. Executive shall be employed at the Company's corporate offices. He shall perform his duties in a manner reasonably expected of a executive vice president of strategic planning and marketing of a restaurant company.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                                         FAMOUS DAVE'S OF AMERICA, INC.


                                         By /s/ David W. Anderson
                                            -------------------------
                                            Chairman of the Board


                                            /s/ Stan Herman
                                            -------------------------
                                            STAN HERMAN